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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To:  Horseshoe Gaming Holding Corp.

     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a party of this registration statement.


                                             ARTHUR ANDERSEN LLP


Memphis, Tennessee,
July 28, 1999.